UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 28, 2011, Sara Lee Corporation issued a press release announcing that its Board of Directors has agreed in principle to divide the company into two separate, publicly traded companies. The separation is expected to be completed in early calendar year 2012. Under this plan, Sara Lee’s North American Retail and North American Foodservice businesses (excluding the North American beverage business) will be spun off, tax-free, into a new public company that will retain the “Sara Lee” name. The yet to be named other company will consist of Sara Lee’s current International Beverage and Bakery businesses, as well as the North American beverage business. The press release also includes updated fiscal 2011 guidance and certain changes to reported financial results for fiscal 2010 to reflect the company’s former North American Fresh Bakery segment as discontinued operations.

A copy of the press release is furnished as Exhibit 99 and is incorporated herein by reference. The information contained in, or incorporated into, this Current Report on Form 8-K, including Exhibit 99 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 2.02 above is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99    Press release dated January 28, 2011

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2011

SARA LEE CORPORATION
(Registrant)

By:	Mark A. Garvey
Chief Financial Officer (principal financial officer)